EXHIBIT INDEX


Exhibit Number          Description
--------------          -----------

      99.1 Trustee's Distribution Statement to the STRATS(SM) Certificates, Series 2004-10 for June 15, 2007 Scheduled Distribution Date.

                                 Exhibit 99.1

To the Holders of:
STRATS(SM) TRUST FOR DAIMLERCHRYSLER NA HOLDING SECURITIES, SERIES 2004-10 Structured Repackaged Asset-Backed Trust Securities
*CUSIP:     86311U205 - Variable Floating Rate Certificates


U.S. Bank Trust National Association, as Trustee for the STRATS(SM) TRUST FOR DAIMLERCHRYSLER NA HOLDING SECURITIES, SERIES 2004-10, hereby gives notice with respect to the Scheduled Distribution Date of June 15, 2007 (the "Distribution Date") as follows:

1. The amount received from the Swap Counterparty on the Distribution Date was $6,888.76 and was distributed to Certificateholders as interest.

2. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Certificate is set forth below:

                  Principal         Interest            Total Distribution
                  $  0.000000       $  0.1304690205     $  0.1304690205

3. The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

4. No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

5. At the close of business on the Distribution Date, $1,320,000 aggregate principal amount of DaimlerChrysler North America Holding Corporation 6.50% Notes due 2013 (the Underlying Securities) are held for the above trust.

6. At the close of business on the Distribution Date, 52,800 Certificates representing $1,320,000 aggregate Certificate Principal Balance were outstanding.

7. The current rating of the Underlying Securities is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association,
as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.